EXHIBIT 21.1

SUBSIDIARIES OF GOLUB CAPITAL BDC, INC.

Name	Jurisdiction
Golub Capital BDC 2010-1 Holdings LLC	Delaware
Golub Capital BDC 2010-1 LLC	Delaware
Golub Capital BDC CLO 2014 LLC	Delaware
Golub Capital BDC CLO III LLC	Delaware
Golub Capital BDC CLO III Depositor LLC	Delaware
GBDC Quick Quack Coinvest LLC	Delaware
Golub Capital BDC Funding LLC	Delaware
Golub Capital BDC Funding II LLC	Delaware
Golub Capital BDC Holdings LLC	Delaware
Golub Capital Investment Corporation CLO 2016(M) LLC	Delaware
GCIC Quick Quack Coinvest LLC	Delaware
GCIC CLO II LLC	Delaware
GCIC CLO II Depositor LLC	Delaware
GCIC Funding LLC	Delaware
GCIC Funding II LLC	Delaware
GCIC Holdings LLC	Delaware
GC SBIC IV-GP, LLC	Delaware
GC SBIC IV, L.P.	Delaware
GC SBIC V-GP, LLC	Delaware
GC SBIC V, L.P.	Delaware
GC SBIC VI-GP, LLC	Delaware
GC SBIC VI, L.P.	Delaware
Mountain Open LLC	Delaware
Mountain Open 2 LLC	Delaware